                           CERTIFICATE OF CORRECTION
                                   TO THE
                         CERTIFICATE OF DESIGNATION OF
                   SERIES D CONVERTIBLE PREFERRED STOCK OF
                            INNOVUS CORPORATION

     The undersigned, Terry Haas and David Mock, hereby certify that:

     I. They are the duly elected and acting President and Secretary, respectively, of Innovus Corporation, a Delaware corporation (the "Company").

     II. On November 1, 1996, the Company filed a document styled "Certificate of Designation of Series D Convertible Preferred Stock of Innovus Corporation" (the "Original Filing"). The Original Filing was an inaccurate record of the corporate action therein referred to, inasmuch as the conversion price was incorrectly stated as $5.00 per share rather than $4.00 per share as detailed below.

     III. The following provisions of the Original Filing are hereby corrected pursuant to Section 103(f) to reflect the true and correct copy of resolutions duly adopted by the Board of Directors at meetings duly held on October 9, 1996, which constituted all requisite action on the part of the Company for adoption of such resolutions.

     FIRST: Section 5. (d)(i) of the Resolutions is hereby corrected to read as follows:

           Section 5.  CONVERSION.

           (d) (i) The conversion price for each share of Preferred Stock (the "Conversion Price") in effect on any Conversion Date shall be $4.00 per share.

     SECOND: Exhibits A and B to the Original Filing are hereby corrected to be in the form attached hereto.

     IN WITNESS WHEREOF, Innovus Corporation has caused its corporate seal to be hereunto affixed and this certificate to be signed by Terry Haas, its President, and attested by David Mock, its Secretary, this __ day of November, 1996.

                                            INNOVUS CORPORATION


                                            ---------------------------------
                                            Terry Haas
                                            President


Attest:


By:
   --------------------------------
   David Mock
   Secretary

                                     EXHIBIT A

                               NOTICE OF CONVERSION
                            AT THE ELECTION OF HOLDER

(To be Executed by the Registered Holder in order to Convert shares of Preferred Stock)

The undersigned hereby irrevocably elects to convert the number of shares of Series D Convertible Preferred Stock indicated below, into shares of Common Stock, par value U.S.$.001 per share (the "Common Stock"), of Innovus Corporation (the "Company") according to the conditions hereof, as of the date written below. If shares are to be issued in the name of a person other than undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the Holder for any conversion, except for such transfer taxes, if any.

Conversion calculations:                    ---------------------------------
                                            Date to Effect Conversion

                                            ---------------------------------
                                            Number of shares of Preferred
                                            Stock to be Converted

                                            $4.00
                                            ---------------------------------
                                            Applicable Conversion Price

                                            ---------------------------------
                                            Signature

                                            ---------------------------------
                                            Name:

                                            ---------------------------------
                                            Address:

The Company undertakes to promptly upon its receipt of this conversion notice (and, in any case prior to the time it effects the conversion requested hereby), notify the converting holder by facsimile of the number of shares of Common Stock outstanding on such date and the number of shares of Common Stock which would be issuable to the holder if the conversion requested in this conversion notice were effected in full, whereupon, the holder may, within one day of the notice from the Company, revoke the conversion requested hereby to the extent that it determines that such conversion would result in it owning in excess of 4.9% of the outstanding shares of Common Stock on such date, and the Company shall issue to the holder one or more certificates representing shares of Preferred Stock which have not been converted as a result of this provision. If the holder waives the applicability of this limitation by notice to the Company delivered upon its receipt of the Company's notice regarding the number of outstanding shares of Common Stock or if the Purchaser fails to respond to the Company's notice within one day thereafter, the Company shall effect in full the conversion requested in this notice.


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

                                  EXHIBIT B

                             INNOVUS CORPORATION

                           NOTICE OF CONVERSION AT
                         THE ELECTION OF THE COMPANY

The undersigned in the name and on behalf of Innovus Corporation (the "Company") hereby notifies the addressee hereof that the Company hereby elects to exercise
its right to convert [              ] shares of its Series D Convertible
Preferred Stock held by the Holder into shares of Common Stock, par value U.S.$.001 per share (the "Common Stock") of the Company according to the terms hereof, as of the date written below. No fee will be charged to the Holder for any conversion hereunder, except for such transfer taxes, if any which may be incurred by the Company if shares are to be issued in the name of a person other than the person to whom this notice is addressed.

Conversion calculations:                    ---------------------------------
                                            Date to Effect Conversion

                                            ---------------------------------
                                            Number of Shares of Preferred
                                            Stock to be Converted

                                            $4.00
                                            ---------------------------------
                                            Applicable Conversion Price

                                            ---------------------------------
                                            Number of Shares of Common Stock
                                            outstanding at close of trading
                                            on Conversion Date

                                            ---------------------------------
                                            Signature

                                            ---------------------------------
                                            Name:

                                            ---------------------------------
                                            Address:





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